Danaher Corporation and Subsidiaries
     Exhibit to 1995 Annual Report on Form 10K
     (22) Subsidiaries of Registrant

                         STATE OR JURIS-        DOING
                         DICTION OF          BUSINESS
     NO.  CORPORATION      INCORPORATION        AS(DBA)
        1      Danaher Corporation      Delaware       -
        2      DHR Services        Delaware         -
        3      DMG Plastics, Inc.            Delaware            -
        4      FJ900 Inc.          Delaware         -
        5      Armstrong Tools, Inc.         Delaware            -
        6      Diversified Mortgage
           Investors, Inc.              Florida             -
        7 Utica Holding Company    Delaware         -
       8  DH Holdings Corp.        Delaware         -
       9  Easco Hand Tools Inc.    Delaware    Danaher Tool
                                                    Group
      10  Hand Tool Design
               Corporation              Delaware       -
      11  KD Tools of Puerto
               Rico, Inc.                    Delaware            -
      12  Beamco, Inc.             Wisconsin        -
      13  Old Tide Corp.         Califonia          -
      14  Dynapar Corporation    Illinois           Danaher
                                                   Controls
      15  Encoders Incorporated    Delaware         -
      16  FTP, Inc.                Delaware         -
      17  Paragon Technologies, Inc.         Delaware            -
      18  Fayette Tubular Products, Inc.     Ohio           -
     19        Automotive Fluid Systems Company   Delaware            -
      20  Hennessy Industries Inc.      Delaware  Hennessy/Ammco
      21  Service Station Products
               Company                  Delaware       -
      22  Hennessy Industries Canada Inc.    Canada              -
      23  KD Tools of Canada     Canada             -
      24  Ammco Tools Inc.         Illinois       Hennessy/Ammco
      25  Wheel Service Equipment
               Corporation              Delaware
      26  Jacobs Vehicle Equipment Company   Delaware            -
      27  Diesal Engine Retarders, Inc.      Delaware            -
      28  Jacobs Chuck Manufacturing
               Company                  Delaware       -
      29  Jacobs Japan Inc.        Delaware         -
      30  Power Tool Holders Incorporated    Delaware            -
      31  Matco Tools Corporation       New Jersey          -
      32  Chicago Pneumatic Tool Company
               West Germany        Delaware         -
      33  Chicago Pneumatic World Trade
               Corp.                    Delaware       -
      34  Mechanics Custom Tools
               Corporation              Delaware       -
      35  NMTC, Inc.               Delaware       Matco Tools Corporation
      36  Qualitrol Corporation    New York         -
      37  Power Transformer Controls
               Company                  Delaware       -
      38  Qualitrol Canada         Canada              -
      39  Qualitrol GmbH         Germany            -
      40  Hengstler GmbH i.G.    Germany            -
      41  Hengstler Feinwerktechnik GmbH     Germany             -
      42  Hengstler Japan Corp.    Japan               -
      43  Hengstler Controle Numerique
               SARL                France              -
      44  SCI Hengstler          France             -
      45  Hengstler Italia SRL     Italy               -
      46  Hengstler Espana SA    Spain              -
      47  Hengstler Canada Inc.    Canada              -
      48  Hengstler Belgium SPRL   Belgium             -
      49  Hengstler Nederland BV   Netherlands         -
      50  Hengstler Tid och Passage AB  Sweden              -
      51       Veeder-Root GmbH    Germany          -
      52  The Partlow Corporation       New York    Partlow/
                                                    Anderson
      53  Time & Temperature Controls
               Corp.                    Delaware       -
      54  Anderson Instrument Company   New York    Partlow/
                                                    Anderson
      55  Flow Measurement Corporation  Delaware       -
      56  Western Pacific Industries         Delaware       Iseli Company
      57  Swiss Precision Parts Corp.        Delaware            -
      58  A.L. Hyde Company      Delaware           -
      59  Extrusions Plastics, Inc.          Delaware            -
      60  World Plastic Extruders, Inc.      New York            -
      61  Holo-Krome Company     Delaware    Danaher Tool Group
     62   The Allen Manufacturing Company    Delaware  Danaher Tool Group
     63        Industrial Fasteners Inc.          Delaware            -
      64  Holo-Krome Uniform Fasteners Inc.  California               -
      65  Holo-Krome Australia     Australia        -
      66  Quality Wire Inc.        Delaware  Danaher Tool Group
     67   Veeder-Root Company      Delaware         -
      68  Petroleum Industry Controls, Inc.  Delaware            -
      69  Veeder-Root of N.C. Inc.      Delaware  Danaher Controls
     70   Veeder-Root do Brazil    Brazil              -
      71  Veeder-Root SARL         France              -
      72  Launchchange Limited     U.K.             -
      73  West Instruments Ltd.    U.K.             -
      74  Veeder-Root Ltd.         U.K.             -
      75  Veeder-Root Environmental
                    Systems Ltd.        U.K.           -
      76  Danaher Canada         Canada                     -
      77  Gwendolene Holdings Ltd.      U.K.           -
      78  Qualitrol Instruments Ltd.         U.K.           -
      79  CGF Automation Ltd.     U.K.              -
      80  Contents Measuring Systems
                    Limited                  U.K.           -
      81  Hengstler Industries Ltd.          U.K.           -
     82        Hengstler Great Britain Ltd.       U.K.                -
      83  Hengstler Flexitime Ltd.      U.K.           -
      84  Hengstler Leasing Ltd.   U.K.             -
      85  Jacobs Manufacturing Co. Ltd. U.K.           -
      86  Holo-Krome Ltd.          U.K.             -
      87  FTP Europe Ltd.          U.K.             -
      88  GID Acquisition Companu       Delaware  GID Instruments
      89  Data Recorders Incorporated        Delaware            -
      90  Middle Road Company    Delaware           -
      91  CEI Acquisition Company       Delaware  Veeder-Root Company
      92  Warrick Controls, Inc.   Delaware         -
      93  Danaher Finance Company       Delaware       -
      94  Normandy Court Company   Delaware         -
      95  Houma Realty Company     Delaware         -
      96  Commercial Avenue Company     Delaware       -
      97  JS Technology, Inc.      Delaware         -
      98  DCI Consolidated Industries,Inc.   Delaware            -
      99  Delta Consolidated Industries,Inc. Arkansas            -
     100  Truck Storage Incorporated         Delaware            -
     101  Hecon Industries Inc.    New Jersey          -
     102  Hecon Properties         New Jersey          -
     103  Joslyn Corporation       Illinos             -
     104  Joslyn Manufacturing Co.      Delaware       -
     105  Joslyn Electronic Systems Corp.    Delaware            -
     106  Joslyn Hi-Voltage Corp.       Delaware       -
     107  Joslyn Power Products Corp.        Delaware            -
     108  Joslyn Research & Development
               Corp.                    Delaware       -
     109  Joslyn Clark Controls    Delaware         -
     110  Sunbank Family of Companies, Inc.  Delaware            -
     111  Joslyn Sunbank Corporation         Delaware            -
     112  Air Dry Corporation of America     Delaware            -
     113  Jennings Technology Corporation    Delaware  Joslyn Jennings Corp.
     114  Jennings Land Company    Delaware         -
     115  Cyberex, Inc.            Delaware         -
     116  Cyberex Limited          U.K.             -
     117  Cyberex B.V.             Netherlands         -
     118  Joslyn Foreign Sales Corp.         Virgin Islands           -
     119  Joslyn Canada, Inc.      Canada              -